                                                                    EXHIBIT 4.f


THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR PURSUANT TO RULE 144 OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

                            WARRANT TO PURCHASE STOCK


Corporation:                   AFP Imaging Corporation, a New York corporation
Number of Shares:              100,000
Class of Stock:                common
Initial Exercise Price:        $0.32 per share
Issue Date:                    As of September 21, 2001
Expiration Date:               September 21, 2006

THIS WARRANT CERTIFIES THAT, in consideration of the payment of $1.00 and for other good and valuable consideration, the receipt of which is hereby acknowledged, Keltic Financial Partners, LP or registered assignee ("Holder") is entitled to purchase the number of fully paid and non-assessable shares of the Class of Stock (the "Shares") of the corporation (the "Company") at the Initial Exercise Price per Share (the "Warrant Price") all as set forth above and as adjusted pursuant to Article 2 of this Warrant, subject to the provisions and upon the terms and conditions set forth of this Warrant.

ARTICLE 1.                 EXERCISE

         1.1 Method of Exercise. Holder may exercise this Warrant in whole or in part at any time and from time to time prior to the Expiration Date by delivering this Warrant and a duly executed Notice of Exercise in substantially the form attached as Appendix I to the principal office of the Company located at 250 Clearbrook Road, Elmsford, New York, NY 10523, or such other office as the Company shall advise Holder, as herein provided. Unless Holder is exercising the conversion right set forth in Section 1.2, Holder shall also deliver to the Company a check for the aggregate Warrant Price for the Shares being purchased. In the event the Warrant is not exercised in full, the Company, at its expense, shall forthwith issue and deliver to or upon the order of Holder a new Warrant of like tenor and date in the name of Holder or as Holder may request, calling in the aggregate on the face thereof for the number of Shares equal (without giving effect to any adjustment therein) to (i) the number of Shares called for on the face of this Warrant minus (ii) the number of Shares for which this Warrant shall have been exercised without giving effect to any adjustment in the number as a result of changes in the Warrant Price.

         1.2 Conversion Right. (a) In lieu of exercising this Warrant as specified in Section 1.1, Holder may from time to time convert this Warrant (the "Conversion Right"), in whole or in part, into a number of Shares determined by dividing (a) the aggregate fair market value of the Shares or other securities otherwise issuable upon in full or such part of this Warrant exercise of this Warrant minus the aggregate Warrant Price of such Shares by (b) the fair market value of one Share. The fair market value of the Shares shall be determined pursuant to Section 1.5. (b). The Conversion Right may be exercised by Holder, at any time, or from time to time, prior to the Expiration Date, on any business day by delivering a written notice (the "Conversion Notice") in the form attached as Appendix II to the Company at its principal office exercising the Conversion Right and specifying (i) the total number of Shares Holder will purchase pursuant to such conversion and (ii) a place and date not less than three nor more than 20 business days from the date of the Conversion Notice to the closing of such purchase.

         1.3 Payment of Taxes. The Company shall pay all documentary stamp taxes, if any, attributable to the issuance of the Warrant and the Shares; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in (a) the issuance of any Warrant in the name other than Holder (b) the issue of any certificates for Shares in a name other than that of Holder upon exercise of the Warrant, or any portion thereof or (c) upon exercise of any new warrant issued in accordance with Section 1.1, and the Company shall not be required to issue or deliver such certificates unless and until the persons requesting the issuance thereof have paid to the Company the amount of such tax or shall have established to the reasonable satisfaction of the Company that such tax has been paid.

         1.4 Intentionally Omitted

         1.5 Fair Market Value. If the Shares are traded regularly in a public market, the fair market value of the Shares shall be the closing price of the Shares (or the closing price of the Company's stock into which the Shares are convertible) reported for the business day immediately before Holder delivers its Notice of Exercise to the Company. If the Shares are not regularly traded in a public market, the Board of Directors of the Company shall determine fair market value in its reasonable good faith judgment. The foregoing notwithstanding, if Holder advises the Board of Directors in writing that Holder disagrees with such determination, then the Company and Holder shall promptly agree upon a reputable investment banking firm to undertake such valuation. If the valuation of such investment banking firm is greater than that determined by the Board of Directors, then all fees and expenses of such investment banking firm shall be paid by the Company. In all other circumstances, such fees and expenses shall be paid by Holder.

         1.6 Delivery of Certificate. Promptly after Holder exercises or converts this Warrant, the Company shall deliver to Holder certificates for the number of fully paid and non-assessable Shares acquired in the name of Holder or its designee(s).

         1.7 Replacement of Warrants. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of mutilation, or surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant a new warrant of like tenor.

         1.8 Repurchase on Sale, Merger, or Consolidation of the Company.

              1.8.1 "Acquisition." For the purpose of this Warrant, "Acquisition" means any sale, license, or other disposition of all or substantially all of the assets (including intellectual property) of the Company, or any reorganization, consolidation, or merger of the Company where the holders of the Company's securities before the transaction beneficially own less than 50% of the outstanding voting securities of the surviving entity after the transaction.

              1.8.2 Assumption of Warrant. Upon the closing of any Acquisition the successor entity assumes the obligations of this Warrant, then this Warrant shall be exercisable for the same securities, cash, and property as would be payable for the Shares issuable upon exercise of the unexercised portion of this Warrant as if such Shares were outstanding on the record date for the Acquisition and subsequent closing. The Warrant Price shall be adjusted accordingly. The Company shall not consummate any Acquisition unless the acquiring or surviving entity assumes, by written instrument executed and delivered to Holder, the obligations of this Warrant.

ARTICLE 2. ADJUSTMENTS TO THE SHARES.

         2.1 Stock Dividends, Splits, Etc. If the Company declares and pays a dividend on its common stock payable in common stock or other securities or subdivides the outstanding common stock into a greater amount of common stock, then upon exercise or conversion of this Warrant, for each Share acquired, Holder shall receive, without cost to Holder, the total number and kind of securities to which Holder would have been entitled had Holder owned the Shares of record as of the date the dividend or subdivision occurred.

         2.2 Reclassification, Exchange or Substitution. Upon any reclassification, exchange, substitution, or other event that results in a change of the number and/or class of the securities issuable upon exercise or conversion of this Warrant, Holder shall be entitled to receive, upon exercise or conversion of this Warrant. the number and kind of securities and property that Holder would have received for the Shares if this Warrant had been exercised immediately before such reclassification, exchange, substitution, or other event. The Company or its successor shall promptly issue to Holder a new Warrant for such new securities or other property. The new Warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 2 including, without limitation, adjustments to the Warrant Price and to the number of securities or property issuable upon exercise of the new Warrant. The provisions of this Section 2.2 shall similarly apply to successive reclassifications, exchanges, substitutions, or other events.

         2.3 Adjustments for Combinations, Etc. If the outstanding Shares are combined or consolidated, by reclassification or otherwise, into a lesser number of shares, the number of Shares subject to this Warrant shall be proportionately decreased and the Warrant Price shall be proportionately increased.

         2.4 Treasury Shares. For the purposes of this Article 2, the number of Shares at any time outstanding shall not include the Shares held in the treasury of the Company.

         2.5 No Impairment, The Company shall not, by amendment of its Certificate of Incorporation or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Warrant by the Company, but shall at all times in good faith assist in carrying out all the provisions of this Article 2 and in taking all such action as may be necessary or appropriate to protect Holder's rights under this Article against impairment. If the Company takes any action affecting the Shares or its common stock other than as described above that adversely affects Holder's rights under this Warrant, including the issuance of additional shares of Common Stock, the Warrant Price shall be adjusted downward and the number of Shares issuable upon exercise of this Warrant shall be adjusted upward in such a manner that the aggregate Warrant Price of this Warrant is unchanged but the number of Shares is increased so that if this Warrant was exercised in full Holder would receive shares of Common Stock equal in percentage to the percentage that the Shares bear to the outstanding shares of Common Stock on the original issuance date of this Warrant.

         2.6 Certificate as to Adjustments. Upon each adjustment of the Warrant Price, the Company at its expense shall promptly compute such adjustment, and furnish Holder with a certificate of its Chief Financial Officer setting forth such adjustment and the reasonable details upon which such adjustment is based. The Company shall, as soon as practicable after such adjustment, furnish Holder a certificate setting forth the Warrant Price.

ARTICLE 3. REPRESENTATIONS AND COVENANTS OF THE COMPANY

         3.1 Representations and Warranties. The Company hereby represents and warrants to Holder as follows:

         (1) Reservation of Shares. The Company shall, at all times, reserve and keep available out of its authorized and unissued Common Stock or out of shares of its treasury stock, solely for the purpose of issue upon exercise of the purchase rights evidenced by this Warrant, the number of Shares for which this Warrant can be exercised.

         (2) All Shares which may be issued upon the exercise of the purchase right represented by this Warrant, shall, upon issuance and payment therefor pursuant to the terms hereof, be duly authorized, validly issued, fully paid and non-assessable, and free of any liens and encumbrances except for restrictions on transfer provided for herein or under applicable federal and state securities laws.

         (3) No Valuation or Impairment. The Company shall not, by amendment of its Certificate of Incorporation, including without limitation, amendment of the par value of its Common Stock, or through reorganization, consolidation, merger, dissolution, issuance of capital stock or sale of treasury stock (otherwise than upon exercise of this Warrant) or sale of assets, by effecting any subdivision of or stock split or stock dividend with respect to its Common Stock, or by any other voluntary act or deed, avoid or seek to avoid the material performance or observance of any of the stipulations or conditions in this Warrant to be observed or performed by the Company. The Company shall, at all times, act in good faith to assist in the carrying out of all of the provisions of this Warrant and in taking all other action that may be necessary in order to protect the rights of Holder as set forth in this Warrant.

         (4) Maintenance of Office. The Company shall maintain an office where presentation of this Warrant may be made. The Company shall give notice, in writing, to Holder of each change in the location of such office.

         3.2 Notice Of Certain Events. If the Company proposes at any time (a) to declare any dividend or distribution upon its common stock, whether in cash, property, stock, or other securities and whether or not a regular cash dividend;
(b) to offer for subscription pro
rata to the holders of any class or series of its stock any additional shares of stock of other rights; (c) to effect any reclassification or recapitalization of common stock; (d) to merge or consolidate with or into any other corporation, or sell, lease, license, or convey all or substantially all of its assets, or to liquidate, dissolve or wind up; or (e) offer holders of registration rights the opportunity to participate in an underwritten public offering of the Company's securities for cash, then, in connection with each such event, the Company shall give Holder (1) at least 20 days prior written notice of the date on which a record will be taken for such dividend, distribution, or subscription rights (and specifying the date on which the holders of common stock will be entitled thereto) or for determining rights to vote, if any, the matters referred to in
(c) and (d) above; (2) in the case of the matters referred to in (c) and (d) above at least 20 days prior written notice of the date when the same will take place (and specifying the date on which the holders of common stock will be entitled to exchange their common stock for securities or other property deliverable upon the occurrence of such event); and (3) in the case of the matter referred to in (e) above, the same notice as is given to the holders of such registration rights.

         3.3 Information Rights. So long as Holder holds this Warrant and/or any of the Shares, the Company shall deliver to Holder (a) promptly after mailing, copies of all communiques to the shareholders of the Company, (b) within ninety
(90) days after the end of each fiscal year of the Company the annual audited financial statements of the Company certified by independent public accountants of recognized standing and (c) within forty-five (45) days after the end of each of the first three quarters of each Fiscal year, the Company's quarterly, unaudited financial statements.

         3.4 Registration Under Securities Act of 1933, as amended. The Company agrees that the Shares shall be subject to the registration rights set forth on Exhibit A.

ARTICLE 4. MISCELLANEOUS.

         4.1 Term: Notice of Expiration. This Warrant is exercisable, in whole or in part, at any time and from time to time on or before the Expiration Date set forth above. The Company shall give Holder written notice of Holder's right to exercise this Warrant in the form attached as Appendix III not more than 90 days and not less than 30 days before the Expiration Date. If the notice is not so given, the Expiration Date shall automatically be extended until 30 days after the date the Company delivers the notice to Holder.

         4.2 Legend. This Warrant and the Shares shall be imprinted with a legend in substantially the following form:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR PURSUANT TO RULE 144 OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

         4.3 Compliance with Securities Laws on Transfer. This Warrant and the Shares issuable upon exercise of this Warrant may not be transferred or assigned in whole or in part without compliance with applicable federal and state securities laws by the transferor and the transferee (including, without limitation, the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company). The Company shall not require Holder to provide an opinion of counsel if the transfer is to an affiliate of Holder or if there is no material question as to the availability of current information as referenced in Rule 144(c), Holder represents that it has complied with Rule 144(d) and (e) in reasonable detail, the selling broker represents that it has complied with Rule 144(f), and the Company is provided with a copy of Holder's notice of proposed sale.

         4.4 Transfer Procedure. Subject to the provisions of Section 4.3, Holder may transfer all or part of this Warrant by giving the Company notice of the Warrant being transferred setting forth the name, address and taxpayer identification number of the transferee and surrendering this Warrant to the Company for reissuance to the transferee(s). Unless the Company is filing financial information with the SEC pursuant to the Securities Exchange Act of 1934, the Company shall have the right to refuse to transfer this Warrant to any person who directly competes with the Company.

         4.5 Notices. All notices and other communications from the Company to Holder, or vice versa, shall be deemed delivered and effective when given personally or mailed by first-class registered or certified mail, postage prepaid, at such address as may have been furnished to the Company or Holder, as the case may be, in writing by the Company or such Holder from time to time.

         4.6 Waiver. This Warrant and any term hereof may not be changed, waived, discharged or terminated, except by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

         4.7 Attorneys' Fees. In the event of any dispute between the parties concerning the terms and provisions of this Warrant, the party prevailing in such dispute shall be entitled to collect from the other party all costs incurred in such dispute, including reasonable attorneys' fees.

         4.8 Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to its principles of conflicts of law.

                             AFP Imaging Corporation

                             By: ___________________________________
                                 Elise Nissen, Vice President

                             By: ___________________________________
                                 David Vozick, Secretary

                                   APPENDIX I

                               NOTICE OF EXERCISE



         1. The undersigned hereby elects to purchase _____ shares of the Common Stock of _________ issuable pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full.

         2. The undersigned hereby elects to convert the attached Warrant into _____ number of Shares in the manner specified in the Warrant. This conversion is exercised with respect to ____ Shares covered by the Warrant

         [Strike paragraph that does not apply.]

         3. Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name as is specified below:

                       __________________________________
                       __________________________________
                       __________________________________
                       __________________________________
                       __________________________________

         4. The undersigned represents it is acquiring the shares solely for its own account and not as a nominee for any other party and not with a view toward the resale or distribution thereof except in compliance with applicable securities laws.


-----------------------------------


-----------------------------------
(Signature)

-----------------------------------
(Date)

                                   APPENDIX II

                                CONVERSION NOTICE


                                 See Appendix I

                                  APPENDIX III

                     NOTICE THAT WARRANT IS ABOUT TO EXPIRE

                          ----------------------------


__________________________________
__________________________________
__________________________________
__________________________________

Gentleperson:



         This is to advise you that the Warrant issued to you described below will expire on _________, 20__.


Issuer:

Issue Date:                                          ______  __, 20__

Class of Security Issuable:

Exercise Prize Per Share:                            $____________

Number of Shares Issuable:

Procedure for Exercise:

         Please contact [name of contact person at (phone number)) with any questions you may have concerning exercise of the Warrant. This is your only notice of pending expiration.


         [COMPANY]

         By:      ____________________________________

         Its:     ____________________________________

                                    EXHIBIT C

                               Registration Rights


         Holder shall have the following Registration Rights relating to shares held by Holder pursuant to exercise of this Warrant ("Holder Shares").

         (1) Registration. If the Company at any time proposes for any reason to register authorized but unissued shares of Common Stock held by the Company in its treasury ("Primary Shares") or shares issued to ______________ ("Registrable Shares") under the Securities Act (other than on Form S-4 or Form S-8 promulgated under the Securities Act or any successor forms thereto), it shall promptly give written notice to holders of the Company's Common Stock that are contractually entitled to request registration of shares of Common Stock, of its intention to so register the Primary Shares or Registrable Shares and, upon the written request, given within 20 days after delivery of any such notice by the Company, of Holder to include in such registration Holder Shares (which request shall specify the number of Holder Shares proposed to be included in such registration), the Company shall use its best efforts to cause all such Holder Shares to be included in such registration on the same terms and conditions as the securities otherwise being sold in such registration; provided, however, that if the managing underwriter advises the Company that the inclusion of all of the Primary Shares, Holder Shares and other unregistered shares ("Other Shares") proposed to be included in such registration would interfere with the successful marketing (including pricing) of Primary Shares or Registrable Shares proposed to be registered by the Company, then the number of Primary Shares, Registrable Shares, Holder Shares and Other Shares proposed to be included in such registration shall be included in the following order:

                  (i)      first, the Primary Shares;

                  (ii)     second, the Registrable Shares, and

                  (iii)    third, the Holder Shares and Other Shares.

         (2) Expenses. With respect to each registration effected, all fees, costs and expenses of and incidental to such registration and the public offering in connection therewith shall be borne by the Company; provided, however, that the Holder participating in any such registration shall bear the underwriting discounts and selling commissions attributable to the shares of Holder's Registrable Stock sold in such public offering.

         (3)      Indemnification and Contribution.

                  (a) To the fullest extent permitted by law, the Company will indemnify and hold harmless Holder and any underwriter (as defined in the Securities Act of 1993, as amended (the "Securities Act") acting for Holder, and any person who controls such Holder or such underwriter within the meaning of the Securities Act, from and against, and will reimburse

         Holder and each such underwriter and controlling person with respect to, any and all claims, actions, demands, losses, damages, liabilities, costs and expenses to which Holder or any such underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such claims, actions, demands, losses, damages, liabilities, costs or expenses arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, any prospectus contained therein or any amendment or supplement thereto in which shares of the Holder are included, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or arise out of any violation by the Company of any rule or regulation under the Securities Act applicable to the Company and relating to action or inaction required of the Company in connection with such registration; provided, however, that the Company will not be liable in any such case to the extent that any such claim, action, demand, loss, damage, liability, cost or expense is caused by an untrue statement or alleged untrue statement or omission or alleged omission so made in reliance upon and in strict conformity with information furnished by Holder, such underwriter or such controlling person in writing specifically for use in the preparation thereof.

         (b) If shares of Holder are included in a registration, Holder will indemnify and hold harmless the Company from and against, and will reimburse the Company with respect to, any and all losses, damages, liabilities, costs or expenses to which the Company may become subject under the Securities Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue or alleged untrue statement of any material fact contained therein or any amendment or supplement thereto, or are caused by the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon and in strict conformity with written information furnished by Holder specifically for use in the preparation thereof.

         (c) Promptly after receipt by a party to be indemnified pursuant to the provisions of paragraph (a) or (b) (an indemnified party) of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions, such indemnified party will, if a claim thereof is to be made against the indemnifying party pursuant to the provisions of paragraph (a) or (b), notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to an indemnified party otherwise than under the provisions of this paragraph and shall not relieve the indemnifying party from liability under the provisions of this paragraph unless such indemnifying party is prejudiced by such omission. In case such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party pursuant to the provisions of such paragraphs (a) and (b) for any legal or other expense subsequently incurred by indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall be liable to an indemnified party for any settlement of any action or claim without the consent of the indemnifying party; no indemnifying party may unreasonably withhold its consent to any such settlement. No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

         (4) Lock-Up Agreement. In consideration of the assumption by the Company of its obligations hereunder, Holder agrees in connection with any registration of the Company's securities that, upon the request of the Company or the underwriter or any underwritten offering of the Company's securities, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Registrable Stock (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed one hundred eighty (180) days) from the effective date of such registration as the Company or the underwriters may reasonable specify.